Exhibit 1.1

EXECUTION VERSION

LEXINGTON REALTY TRUST
3,000,000 Common Shares of Beneficial Interest
(Par Value $0.0001 Per Share)

UNDERWRITING AGREEMENT

June 26, 2008

Wachovia Capital Markets, LLC
As Representative of the several Underwriters
c/o Wachovia Capital Markets, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with Wachovia Capital Markets, LLC (“Wachovia”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia is acting as the representative (in such capacity, the “Representative”), with respect to the issue and sale of a total of 3,000,000 shares (the (the “Initial Securities”) of the Company’s common shares of beneficial interest classified as common stock, par value $0.0001 per share (the “Common Shares”), and the purchase by the Underwriter of the Initial Securities, and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 450,000 additional Common Shares to be issued and sold by the Company to the Underwriters to cover over-allotments, if any.  The Initial Securities to be purchased by the Underwriters and all or any part of the 450,000 additional Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

In addition to the Company, each of The Lexington Master Limited Partnership, a Delaware limited partnership (the “MLP”), Lepercq Corporate Income Fund L.P., a Delaware limited partnership, Leqercq Corporate Income Fund II, L.P., a Delaware limited partnership, and Net 3 Acquisition L.P., a Delaware limited partnership (each, an “Operating Partnership” and collectively, the “Operating Partnerships”), also confirms as follows its respective agreements with the Underwriters.

Each of the Company and the Operating Partnerships understands that the Underwriters proposes to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-121708) covering the registration of the Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the

Company will prepare and file a prospectus and the related prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus and the related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.”  Such registration statement, at any given time, together with the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The preliminary prospectus supplement relating to the Securities, subject to completion, dated June 25, 2008 (the “Preliminary Prospectus Supplement”) and the related base prospectus dated January 31, 2005 (the “Base Prospectus”) in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Preliminary Prospectus.”  The final prospectus supplement relating to the Securities (the “Prospectus Supplement”) and the Base Prospectus in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, the Disclosure Package (as hereinafter defined) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the

1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus, as the case may be.

SECTION 1.  Representations and Warranties.

(a)  Representations and Warranties by the Company and the Operating Partnerships.  The Company and each Operating Partnership, jointly and severally, represents and warrants to the Underwriters as of the date hereof as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(1)  The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became or become effective and at each deemed effective date of the Registration Statement with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus, and any amendments or supplements thereto, as of its date, at the date hereof and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Initial Sale Time (as defined below), the Preliminary Prospectus, any Issuer Free Writing Prospectus (as defined below) identified on

Schedule II hereto, if any, and the information included on Schedule III hereto, all considered together (collectively, the “Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Preliminary Prospectus or any amendments or supplements thereto, the Disclosure Package or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Representative expressly for use therein (the “Underwriters’ Information”).  The parties acknowledge and agree that the Underwriters’ Information consists solely of the material included in (i) the second paragraph after the first table under the caption “Underwriting,” (ii) the first two paragraphs after the second table under the caption “Underwriting” and (ii) the last paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 8:00 a.m. (New York City time) on June 26, 2008 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(2)  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and (c) at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(3)  At the time of the most recent amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.

(4)  As of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an ineligible issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer (as defined in Rule 405).

(5)  Each Issuer Free Writing Prospectus listed in Schedule II hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date as of which the Company notified or notifies the Representative as described in Section 3(e) of this Agreement, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters’ Information.

(6)  The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; there are no legal or governmental proceedings pending or threatened to which the Company, the Operating Partnerships or any Subsidiary (as defined below) is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described; there are no statutes or regulations applicable to the Company, the Partnerships or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, the Partnerships or any Subsidiary of a character required to be disclosed and properly described therein; all agreements between the Company, the Partnerships or any Subsidiary and third parties expressly referenced in the Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company, the Partnerships or the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equity principles; there are no business relationships or related-party transactions involving the Company, any Operating Partnership or any Subsidiary required to be described in the

Registration Statement, Disclosure Package and the Prospectus which have not been so described as required.

(7)  KPMG LLP, who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act, 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(8)  The financial statements of the Company and its subsidiaries, together with the related schedules (if any) and notes (the “Company Financial Statements”), incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.  The supporting schedules, if any, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein.  There are no financial statements or schedules required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations which are not so included or incorporated.  If applicable, the unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable.  If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.  No pro forma financial information is required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus which is not so included or incorporated.  Any non-GAAP financial measures, as defined under Regulation G under the 1933 Act, included in the Registration Statement, the Disclosure Package, and the Prospectus are permitted for use in documents filed with the Commission.  The ratio of earnings to fixed charges contained in the Registration Statement, the Disclosure Package and the Prospectus has been calculated in accordance with Item 503(d) of Regulation S-K.

(9)  The Company has been duly organized and is an existing statutory real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and except where the failure to so qualify or to be in good standing would not result in a material adverse change in the condition (financial or other), earnings, investment portfolio, business affairs or prospects of the Company, the Operating Partnerships or the Subsidiaries, taken as a whole (a “Material Adverse Effect”), the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(10)  Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 is a true, correct and complete list, as of March 31, 2008, of all of the subsidiaries of the Company controlled directly or indirectly by the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or organization of each such Subsidiary; and each Subsidiary that is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) is included in Exhibit 21 thereto.

(11)  Each Operating Partnership and each Subsidiary has been duly incorporated or formed, as the case may be, and each is existing and in good standing under the laws of the respective jurisdiction of incorporation or formation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus; except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, each Operating Partnership and each Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; and (3) all of the issued and outstanding equity interests of each Operating Partnership and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the equity interests of each Subsidiary owned by the Company or an Operating Partnership, directly or through subsidiaries, are owned free from security interests, liens, claims, encumbrances and defects, except where such security interests, liens, claims, encumbrances and defects would not have a Material Adverse Effect.  Immediately prior to the consummation of the transaction contemplated hereby and the applications of the net proceeds from the sale of the Securities, the Company owns the sole general partnership interest and a majority of the limited partnership interests in each Operating Partnership.

(12)  The authorized shares of beneficial interest of the Company are as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.  On the date of this Agreement, 61,093,901 Common Shares are issued and outstanding.  This Agreement and the issuance and sale of the Securities hereunder has been duly authorized by all appropriate action of the Company, all outstanding shares of beneficial interest of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Securities will be, validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Disclosure Package and the Prospectus; the issued and outstanding units of limited partnership interest in the Operating Partnerships (the “OP Units”) have been duly authorized by the Operating Partnerships and validly issued in accordance with the applicable Partnership Agreement; all of the issued and outstanding shares of beneficial interest of the Company and outstanding OP Units have been offered, sold and issued by the Company or the applicable Operating Partnership in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or equity interests in the Operating Partnerships or any security convertible into or exchangeable for shares of beneficial interest of the Company or equity interests in the Operating Partnerships, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

(13)  Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Operating Partnerships and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.

(14)  Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnerships and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act other than the registration rights granted to (a) holders of limited partnership interests in the Operating Partnerships, (b) Michael Ashner and (c) holders of the 5.45% Exchangeable Guaranteed Notes due in 2027 issued by the MLP.

(15)  The Securities will be approved for listing on the New York Stock Exchange on or prior to the First Closing Date, subject to final notice of issuance.

(16)  No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement including the valid authorization, issuance, sale and delivery of the Securities, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the New York Stock Exchange and state securities laws.

(17)  The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnerships or the Subsidiaries or any of their properties, or any agreement or instrument to which the Company, the Operating Partnerships or Subsidiary is a party or by which the Company, the Operating Partnerships or any Subsidiary is bound or to which any of the Properties of the Company, the Operating Partnerships or any Subsidiary is subject, or the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company, the Operating Partnerships or any Subsidiary, and the Company, has full power and authority to authorize, issue, sell and deliver the Securities as contemplated by this Agreement.

(18)  This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnerships and constitutes the legal, valid and binding obligation of the Company and the Operating Partnerships enforceable against the Company and the Operating Partnerships in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(19)  Except as described in the Disclosure Package and the Prospectus, the Company, the Operating Partnerships or their Subsidiaries, and the Joint Ventures in which the Company, the Operating Partnerships or their Subsidiaries has an ownership interest, have good and marketable title to all real properties and all other properties and assets owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company, each Operating Partnership or the Subsidiary has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties, except where the failure to obtain such owner’s title insurance policy would not have a Material Adverse Effect; except as disclosed in the Disclosure Package and the Prospectus, the Company, the Operating Partnerships and the Subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any interest therein for other than the fair market value, except where the exercise of such option or right would not have a Material Adverse Effect; neither the Company, the Operating Partnerships nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

(20)  The Company, the Operating Partnerships and the Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Disclosure Package and the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company, the Operating Partnerships or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(21)  No labor dispute with the employees of the Company, the Operating Partnerships or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(22)  The Company, the Operating Partnerships and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Operating Partnerships or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(23)  Except as otherwise described in the Disclosure Package and the Prospectus, neither the Company, the Operating Partnerships nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Disclosure Package and the Prospectus, to the knowledge of the trustees and officers of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, “Environmental Laws”), and the Company, the Operating Partnerships and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Disclosure Package and the Prospectus, neither the Company, any Operating Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the trustees and officers of the Company, threatened claim, litigation or any administrative agency proceeding that:  alleges a violation of any Environmental Laws by the Company, the Operating Partnerships or any Subsidiary; or that the Company, any Operating Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company, any Operating Partnership or any

Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws common law principles, or other legal standards.  In the ordinary course of its business, the Company, the Operating Partnerships and the Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company, the Operating Partnerships and the Subsidiaries.

(24)  Except as described in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Operating Partnership or any Subsidiary or any of their respective Properties that, if determined adversely to the Company, any Operating Partnership or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Operating Partnerships to perform their obligations under this Agreement, or which are otherwise material in the context of the offering, issuance, sale and delivery of the Securities; and no such actions, suits or proceedings are threatened or, to the Company’s or any Operating Partnership’s knowledge, contemplated.

(25)  Except as described in the Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of the Company, the Operating Partnerships and the Subsidiaries, taken as a whole, that would constitute a Material Adverse Effect, and, except as disclosed in the Incorporated Documents and the Company’s press releases, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(26)  The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s and each Operating Partnership’s knowledge, neither the Company, any Operating Partnership nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company, the Operating Partnerships or any of the Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Operating Partnerships or any of the Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(27)  Neither the Company, any Operating Partnership or any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(28)  The Limited Partnership Agreement of each Operating Partnership, including any amendments thereto (each a “Partnership Agreement” and, together, the “Partnership Agreements”), has been duly and validly authorized, executed and delivered by all partners of the Operating Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(29)  The Company, the Operating Partnership and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; neither the Company, the Operating Partnerships nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective declaration of trust, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or in the performance or observance of any material obligation, agreement, covenant or condition contained in any material license, indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company, any Operating Partnership or such Subsidiary is a party or by which any of them or their respective properties is bound, except where such breach, default or event would not have a Material Adverse Effect.

(30)  Each of the Company, the Operating Partnerships or the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon, except where failure to so file or pay would not have a Material Adverse Effect; and no tax deficiency has been asserted against the Company, any Operating Partnership or any Subsidiary, nor, to the knowledge of the trustees and officers of the Company, is any tax deficiency likely to be asserted against the Company or any Operating Partnership; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

(31)  Commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for taxation as a REIT under the Code; no transaction or other event has occurred which could reasonably be expected to cause the Company not to be able to qualify as a REIT for its taxable years ending December 31, 2008 or future year.

(32)  To the Company’s and the MLP’s knowledge, commencing with its taxable year ended December 31, 2006, Concord Debt Funding Trust (“Concord REIT”) has been organized and operated in conformity with the requirements for qualification as a REIT under the Code; to the Company’s and the MLP’s knowledge, Concord REIT’s current and proposed method of operations will enable Concord REIT to continue to meet the requirements for taxation as a REIT under the Code; to the Company’s and the MLP’s knowledge, no transaction or other event has occurred which could reasonably be expected to cause Concord REIT not to be able to qualify as a REIT for its taxable years ending December 31, 2008 or future year.

(33)  Each of the Operating Partnerships has been and will continue to be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

(34)  Each of the Company, each Operating Partnership and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Operating Partnerships and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(35)  There are no material outstanding loans or advances or material guarantees of indebtedness by the Company, any Operating Partnership or any Subsidiary to or for the benefit of any of the officers or trustees of the Company or any of their family members.

(36)  In connection with the offering of the Securities, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act or the 1933 Act Rules and Regulations; the Company and its affiliates have not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any written offering materials in connection with the offer and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus set forth on Schedule II hereto.

(37)  None of the entities which prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, any Operating Partnership or any Subsidiary, and none of their trustees, trustees, managers, officers or employees is connected with the Company, any Operating Partnership or any Subsidiary as a promoter, selling agent, voting trustee, officer or employee.

(38)  The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time (the “Sarbanes-Oxley Act”) that are effective, including Section 404 thereof, and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(39)  The Company is in material compliance with the current listing standards of the New York Stock Exchange and has made all material filings and/or certifications to the New York Stock Exchange on a timely basis.

(40)  The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the 1934 Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the 1934 Act.  The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(41)  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, each of which is incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, accurately and fully describes (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”), (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.  The Company’s board of trustees, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company’s legal advisers and independent accountants with regard to such disclosure.

(42)  Since the date of the filing of the Company’s Annual Report 10-K for the year ended December 31, 2007, the Company’s auditors and the audit committee of the board of trustees of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(43)  Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, except as disclosed in the Disclosure Package and the Prospectus or the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such controls.

(44)  Neither Company’s nor any Operating Partnership’s or Subsidiary’s performance of its respective obligations under the Joint Venture Agreements nor the consummation of any transactions contemplated thereby nor the fulfillment of the terms thereof by the Company or any Operating Partnership will conflict with or, result in a breach or violation of (A) the charter, by-laws, partnership agreement, operating agreement, limited liability company certificate or certificate of limited partnership of the Company or any Operating Partnership; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such Operating Partnership is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Operating Partnership of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Operating Partnership or any of its or their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Operating Partnership, except where such conflict, breach, violation, creation or imposition, as the case may be, wound not have a Material Adverse Effect.

(45)  The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Declaration of Trust and Bylaws of the Company and the requirements of the New York Stock Exchange.

(46)  Each of the Company and the Operating Partnerships has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(47)  Except as set forth in the Company’s financial statements, each of the Company, the Operating Partnerships and the Subsidiaries do not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

(48)  Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Representative, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Representative or any affiliate of the Representative.

(b)  Officer’s Certificates.  Any certificate signed by any officer of the Company, any general partner of the Operating Partnerships  or any of their subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or any Operating Partnership to the Underwriters as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agrees to purchase from the Company, at a price of $13.76 per share (the “Purchase Price”), the Initial Securities.  Each Underwriter represents and warrants that (a) it is purchasing the Initial Securities in its capacity as an underwriter and (b) such number of the Initial Securities will be allocated and delivered directly to the accounts of investors designated by such Underwriter to whom the Underwriter has sold such Initial Securities so that the Underwriter will not at any time have a beneficial ownership interest in more than 9.8% of the outstanding Common Shares of the Company.

(b)  Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters to purchase up to 450,000 additional Common Shares at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, and may be the Closing Date (as hereinafter defined), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.

(c)  Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, NY  10166-0091 or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 a.m. (New York City time) on June 30, 2008, unless postponed in accordance with the provisions of Section 10 of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at 9:00 a.m. at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date as specified in the notice from the Representative to the Company.

(d)  Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in the City of New York not later than noon (New York time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3.  Covenants of the Company and each of the Operating Partnerships.  Each of the Company and the Operating Partnerships, joint and severally, covenants with the Underwriters as follows:

(a)  Compliance with Securities Regulations and Commission Requests.  During the period from the Initial Sale Time until the later of the Closing Date, any Option Closing Date or such other date that, in the reasonable opinion of counsel for the Underwriters the Company is subject to any of the requirements of Rule 430B, the Company, subject to Section 3(b) of this Agreement, will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) of the receipt of any comments from the Commission, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus and prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that either or both of them was not, will promptly file such prospectus and/or prospectus supplement.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(b)  Filing of Amendments.  Prior to the completion of the distribution of the Securities by the Underwriters, the Company will not use or file any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), without furnishing to the Representative for review by the Underwriters a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the consent of the Representative.

(c)  Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriters and their counsel, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Delivery of Prospectuses.  The Company has delivered or will deliver to the Underwriters, without charge, as many copies of the Prospectus as the Underwriters reasonably requested and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriters, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Disclosure Package and the Prospectus. If, prior to the completion of the distribution of the Securities by the Underwriters, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriter may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs, prior to the completion of the distribution of the Securities by the Underwriters, an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)  Permitted Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act); provided that the prior written consent of the Representative shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Schedule II hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g)  Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(h)  Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)   Listing.  The Company will use its best efforts to effect the listing of the Securities on the NYSE.

(k)     Restriction on Sale of Securities.  For a period of 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer, pledge, sell, or contract to sell any Common Shares, (2) sell any option or contract to sell any Common Shares, (3) purchase any option or contract to sell any Common Shares, (4) grant any option, right or warrant to purchase any Common Shares, (5) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (6) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, (7) file with the Commission a registration statement under the Act relating to any additional Common Shares or securities convertible into or exchangeable or exercisable for its Common Shares, or (8) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Underwriter, except issuances of Common Shares or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares (A) in connection with any acquisitions, joint ventures or similar arrangements, so long as the recipients of those shares agree not to sell or transfer those shares in a public market transaction during the Lock-Up Period, (B) upon the exercise of outstanding employee stock options, (C) and options pursuant to employee benefit plans, (D) pursuant to non-employee director or trustee stock plans, (E) pursuant to the Company’s dividend reinvestment plan, or (F) upon conversion of any currently outstanding convertible or exchangeable securities and other outstanding securities.  Notwithstanding the foregoing, in the event that either (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or (y) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or the occurrence of the material event.

(l)  Reporting Requirements.  The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to, and in accordance with, the 1934 Act and the 1934 Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)    Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

(n)     REIT Qualification.  The Company will use its best efforts to cause the Company to continue to meet the requirements to qualify as a “real estate investment trust” under the Code for so long as the Company intends to so qualify.

(o)  Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

(p)  Company Not an “Investment Company.”  Each of the Company and the Operating Partnerships is familiar with the 1940 Act and the rules and regulations thereunder and will in the future conduct its and each such Operating Partnership’s affairs in such a manner, and will use its best efforts, to ensure that the Company and each such Operating Partnership will not be an “investment company” within the meaning of the 1940 Act and the rules and regulations thereunder.

(q)  No Price Stabilization or Manipulation.  The Company will not, and will use its best efforts to cause its officers, trustees and affiliates not to, and the Operating Partnerships will not, prior to the completion of the distribution of the Securities by the Underwriters contemplated by this Agreement, (i) take, directly or indirectly any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person (other than the Underwriters) any compensation for soliciting any order to purchase any other securities of the Company.

SECTION 4.  Payment of Expenses.

(a)  Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable, if any, upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities, (vii) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (viii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (ix) the fees and expenses of the transfer agent and registrar for the

Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with reforming any contracts for sale of the Securities made by the Underwriters where such reformation relates to any inaccuracy or breach of the representation set forth in the fifth paragraph of Section 1(a)(1) of this Agreement.

(b)  Termination of Agreement.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that the Company shall not be required to reimburse more than $30,000 of the Underwriters’ out-of-pocket expenses pursuant to this Section 4(b) if the sale of the Securities provided for herein is not consummated because of a termination of this Agreement by the Representative that results from any event after the date of this Agreement but prior to delivery of and payment for the Securities that has no direct relation to the Company or its business or properties, including, but not limited to any of the events set forth in Section 9(a)(ii), Section 9(a)(iii) or Section 9(a)(iv) hereof.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnerships contained in this Agreement or in certificates of any executive officer of the Company or Lex GP-1 Trust (“Lex GP”), as the general partner of the Operating Partnerships, or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnerships of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)  No Stop Orders; Filing of Prospectus.  At the Closing Date (or the applicable Option Closing Date, as the case may be), no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representative of such timely filing and such number of copies of the Prospectus as the Underwriters shall have reasonably requested.

(b)  No Material Adverse Change.  At the Closing Date (or the applicable Option Closing Date, as the case may be), there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition (financial or otherwise), earnings, investment portfolio or business affairs or prospects of the Company, the Operating Partnerships and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(c)  Opinions of Counsel for Company.  Paul, Hastings, Janofsky & Walker LLP, counsel for the Company and the Operating Partnerships, shall have furnished to the Representative, at the request of the Company and the Operating Partnerships, their written opinion, dated the Closing Date, and addressed to the Underwriters, addressing the matters set forth on Exhibit B-1 and Exhibit B-2, together with signed or reproduced copies of such opinion for each of the Underwriters.  Venable LLP, Maryland counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriter, addressing the matters set forth on Exhibit C, together with signed or reproduced copies of such opinion for each of the Underwriters.  Paul, Hastings, Janofsky & Walker LLP, tax counsel for the Company and the Operating Partnerships, shall have furnished to the Representative, at the request of the Company and the Operating Partnerships, their written tax opinion, dated the Closing Date, and addressed to the Underwriter, addressing the matters set forth on Exhibit D, together with signed or reproduced copies of such opinion for each of the Underwriters.

(d)  Opinion of Counsel for Underwriters.  At the Closing Date, the Representative shall have received an opinion, dated as of the Closing Date, of Hunton & Williams LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus and such other related matters as the Representative may reasonably request.  In giving such opinion, Hunton & Williams LLP may rely without investigation, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Venable LLP referred to in Section 5(c) above.

(e)  Officers’ Certificate.  At the Closing Date, the Representative shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Company and the Operating Partnerships in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company and the Operating Partnerships to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) none of the Registration Statement, as of the date it first became effective, as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or as of the Closing Date, or the Disclosure Package, as of the Initial Sale Time, or the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)  General Partner’s Certificate.  At the Closing Date, the Representative shall have received a certificate signed by the secretary of Lex GP, in its capacity as the general partner of each Operating Partnership, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Operating Partnerships in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the obligations of the applicable Operating Partnership to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed.

(g)  Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h)  Bring-down Comfort Letter.  At the Closing Date, the Representative shall have received from KPMG LLP, a letter, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to for the carrying out of procedures shall be a date not more than two business days prior to the Closing Date.

(i)  Approval of Listing.  At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)  Lock-up Agreements.  Prior to the date hereof, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by each officer of the Company listed in Schedule IV hereto and, prior to the Closing Date, from each trustee of the Company listed in such schedule.

(k)  No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)  Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representative shall have received:

(1)  Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, as specified in Section 5(c) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2)  General Partner’s Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the secretary of Lex GP, in its capacity as the general partner of each Operating Partnership, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(3)  Opinions of Counsel for Company.  The opinions of (i) Paul, Hastings, Janofsky & Walker LLP and (ii)  Venable LLP, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(4)  Opinion of Counsel for Underwriters.  The opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(5)  Bring-down Comfort Letter.  A letter from KPMG LLP, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Option Closing Date.

(m)  Additional Documents.  At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Operating Partnerships in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(n)  Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 4, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)  Indemnification by the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising in whole or in part out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) any breach of any representation, warranty or covenant of each of the Company and the Operating Partnership contained herein;

(2)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any of (1) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any of (1) above, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement (or any amendment thereto), or the Preliminary Prospectus (or any amendment or supplement thereto), in any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), which information is set forth in Section 1(a)(1) hereof.  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company and each of the Operating Partnerships may otherwise have.

(b)  Indemnification by the Underwriters.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, the Operating Partnership and the Manager and each person, if any, who controls the Company, the Operating Partnership and the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the

Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), which information is described in Section 1(a)(1) hereof.

(c)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection except to the extent it has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)  Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after delivery to such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnerships, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnerships, on the one hand, and of the Underwriters, on the other hand, in connection with the inaccuracies, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Operating Partnerships, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnerships or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnerships and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which each such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act

shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, each Operating Partnerships; and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of executive officers of the Company or Lex GP, as the general partner of the Operating Partnerships, or any of the Subsidiaries, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriters or controlling person, or by or on behalf of the Company or the Operating Partnerships and shall survive delivery of the Securities to the Underwriters.

SECTION 9.  Termination of Agreement.

(a)  Termination; General.  The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Underwriter may terminate its option to purchase such Option Securities by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, investment portfolio or business affairs or prospects of the Company, the Operating Partnerships and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any new outbreak of hostilities or escalation of existing hostilities or other calamity or crisis or any change or development involving a material adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by Federal, Maryland or New York authorities.

(b)  Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters; or

(b) (if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Stockholders to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Packages or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the them c/o Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate, with a copy to Hunton & Williams, LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention:  Daniel M. LeBey; notices to the Company and the Operating Partnerships shall be directed to them c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY, Attention:  Joseph Bonventre, Esq., General Counsel, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY 10022, Attention: Mark Schonberger, Esq.

SECTION 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnerships and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnerships and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company, and the Operating Partnerships and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Absence of Fiduciary Relationship. Each of the Company and the Operating Partnerships, severally and not jointly, acknowledge and agree that:

(a)  each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company or any of the Operating Partnerships, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company or any of the Operating Partnerships on other matters, and none of the Underwriters has any obligation to the Company or any of the Operating Partnerships with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)  the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative;

(c)  it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)  in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Underwriters is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or any of the Operating Partnerships or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(e)  none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f)  it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnerships and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or any of  the Operating Partnerships by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any shareholders, employees or creditors of the Company or any partners, employees or creditors of any of the Operating Partnerships.

[Signature Pages Follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnerships in accordance with its terms.

Very truly yours,

LEXINGTON REALTY TRUST

By:
Name:	Joseph S. Bonventre
Title:	Executive Vice President

THE LEXINGTON MASTER LIMITED PARTNERSHIP

By:	Lex GP-1 Trust, its General Partner

By:
Name:	Joseph S. Bonventre
Title:	Executive Vice President

LEPERCQ CORPORATE INCOME FUND L.P.

By:	Lex GP-1 Trust, its General Partner

By:
Name:	Joseph S. Bonventre
Title:	Executive Vice President

LEQERCQ CORPORATE INCOME FUND II, L.P.

By:	Lex GP-1 Trust, its General Partner

By:
Name:	Joseph S. Bonventre
Title:	Executive Vice President

[Signature Page to Underwriting Agreement]

NET 3 ACQUISITION L.P.

By:	Lex GP-1 Trust, its General Partner

By:
Name:	Joseph S. Bonventre
Title:	Executive Vice President

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the
    date first above written:

WACHOVIA CAPITAL MARKETS, LLC

By: WACHOVIA CAPITAL MARKETS, LLC

By:
Authorized Signatory

For itself and as Representative of the Underwriters named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

Schedule I

Name of Underwriter	Number of Initial Securities

Wachovia Capital Markets, LLC	2,700,000
Keefe, Bruyette & Woods, Inc.	300,000
Total	3,000,000

Schedule II

Issuer Free Writing Prospectuses

None.

Schedule III

Oral Pricing Information

The underwriters orally conveyed the following information to purchasers at or prior to the Initial Sale Time:

•	The public offering price is $14.00 per share.

•	The number of common shares sold in the offering is 3,000,000 shares.

•	Lexington Realty Trust granted the underwriters an option to purchase up to an additional 450,000 common shares to cover any over-allotments.

•
Lexington Realty Trust expects that the net proceeds from the sale of 3,000,000  common shares will be approximately $41.0 million, after deducting the underwriting discount and Lexington Realty Trust’s estimated offering expenses.  If the underwriters exercise their over-allotment option in full, Lexington Realty Trust expects that the net proceeds will be approximately $47.2 million.

•	The trade date is June 26, 2008.

•	The underwriters expect to deliver the shares to purchasers on an accelerated “T+2” settlement basis. Accordingly, the closing date will be Monday, June 30, 2008.

Schedule IV

Trustees and Executive Officers Required to Execute Lock-Up Agreements

Joseph Bonventre
Clifford Broser
Geoffrey Dohrmann
T. Wilson Eglin
Harold First
Richard S. Frary
Carl D. Glickman
James Grosfeld
Lara Sweeney Johnson
Kevin W. Lynch
E. Robert Roskind
Paul R. Wood

Exhibit A

Form of Lock-Up Agreement

June ___, 2008

Wachovia Capital Markets, LLC
As Representative of the several Underwriters
c/o Wachovia Capital Markets, LLC
375 Park Avenue
New York, New York 10152
Attention: Equity Capital Markets

Re:           Proposed Public Offering by Lexington Realty Trust

Ladies and Gentlemen:

We refer you to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), and The Lexington Master Limited Partnership, Lepercq Corporate Income Fund, L.P., a Delaware limited partnership, Lepercq Corporate Income Fund II, L.P., a Delaware limited partnership, and Net 3 Acquisition, L.P., a Delaware limited partnership (collectively, the “Operating Partnerships”), and Wachovia Capital Markets, LLC Wachovia Capital Markets, LLC (“Wachovia”), as representative of a group of underwriters (the “Underwriters”), relating to a proposed underwritten public offering of common shares (the “Common Shares”) of the Company.

In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wachovia, directly or indirectly, (1) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), or (2) establish or increase a put equivalent position or establish, liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of beneficial interest of the Company or any securities convertible into or exercisable or exchangeable for such shares of beneficial interest, nor will the undersigned publicly announce an intention to effect any of the foregoing.

In the event that either during the last 17 days of the Lock-Up Period, the Company issues an earnings release or prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or the occurrence of the material event, unless Wachovia Capital Markets, LLC waive such extension.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated. The foregoing restrictions shall not apply to (1) the exercise by the undersigned of outstanding stock options held by the undersigned, provided that the common shares received by the undersigned upon any such exercise shall be subject to the provisions of this agreement during the Lock-Up Period or (2) securities disposed of privately through bona fide gifts to family members or to others approved by you, so long as the recipients agree to be bound by the same restrictions set forth herein during the Lock-Up Period.

The undersigned hereby further agrees that, during the Lock-Up Period, the undersigned (1) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, amendment to a registration statement, or circulate or participate in the circulation or filing of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of any shares of beneficial interest of the Company or any securities convertible into or exercisable or exchangeable for such shares of beneficial interest and (2) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of such shares of beneficial interest.

The undersigned hereby represents and warrants that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

The Company is not a party to or an intended beneficiary of this letter agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

[Signature page follows.]

In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

[Signature page to Lock-Up Agreement]